Exhibit 99.1

Ixia Announces Financial Results for 2015 Third Quarter

CALABASAS, CA, November 3, 2015 - Ixia (Nasdaq: XXIA) today reported its financial results for the third quarter ended September 30, 2015.
Total revenue for the 2015 third quarter was $125.9 million, compared with $114.0 million reported for the 2014 third quarter and $131.6 million reported for the 2015 second quarter.
“We delivered another solid quarter of year-over-year revenue and earnings growth. Our revenue growth was driven by strong market momentum across our product portfolio, particularly in the U.S. where revenue grew 25% year-over-year to reach a new record. In addition to growing our year-over-year bottom line results, we generated approximately $22 million in cash from operations as we continue to strive for operational excellence and financial discipline,” said Bethany Mayer, Ixia's president and chief executive officer.
On a GAAP basis, the company recorded net income for the 2015 third quarter of $4.0 million, or $0.05 per diluted share, compared with a net loss of $7.3 million, or $0.09 per diluted share, for the 2014 third quarter. Non-GAAP net income for the 2015 third quarter was $12.3 million, or $0.15 per diluted share, compared with non-GAAP net income of $6.9 million, or $0.09 per diluted share, for the 2014 third quarter.
Additional non-GAAP information and a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures for the 2015 and 2014 third quarters and year-to-date periods may be found in the attached financial tables.
Ixia ended the 2015 third quarter with approximately $175 million in cash, cash equivalents and investments, compared with $219 million at June 30, 2015. Ixia’s cash, cash equivalents and investments balance at the end of the third quarter reflects approximately $22 million generated in cash flow from operations during the third quarter offset by approximately $65 million paid for the repurchase of a portion of the company’s outstanding convertible notes due December 15, 2015.
Conference Call and Webcast Information
Ixia will host a conference call today at 4:30 p.m. Eastern time for analysts and investors to discuss the company’s 2015 third quarter results and its business outlook and guidance for the 2015 fourth quarter. The call will be open to the public, and interested parties may listen to the call by dialing (804) 681-3728. A live audio webcast of the conference call will be accessible from the “Investors” section of the company’s website (www.ixiacom.com/investors). Following the live webcast, an archived version will be available in the “Investors” section of the Ixia website for at least 90 days. Certain of the supplemental financial information will be posted promptly to the website following the issuance of this press release and additional supplemental financial information will be posted just prior to the start of the conference call.
Non-GAAP Financial Measures
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP net income and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as expenses relating to internal investigations and any related remediation efforts, the restatement of our financial statements for the first and second quarters of 2013 and for the six months ended June 30, 2013, the pending securities class action and shareholder derivative action against the company and certain of its current and former officers and directors as well as an ongoing SEC investigation, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to and/or reflective of the underlying performance of our business operations. We believe that, by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, evaluating our ongoing business operations, identifying and assessing financial and business trends and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist management in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information may not necessarily be comparable to that of other companies that may calculate their non-GAAP financial measures differently and should be considered as a supplement to, and not a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below in the attached financial tables and also posted on our website.
Safe Harbor under the Private Securities Litigation Reform Act of 1995
Certain statements made in this press release may be deemed to be forward-looking statements including, without limitation, statements regarding the company’s strategy. In some cases, such forward-looking statements can be identified by words such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential" or the like. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties, as well as other factors, may cause our future results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause the actual results to differ materially from those expressed or implied in such forward-looking statements include, among others: our success in developing, producing and introducing new products and in keeping pace with the rapid technological changes that characterize our market; our success in developing new sales channels and customers; market acceptance of our products; competition; changes in the global economy and in market conditions; consistency of orders from significant customers; our success in leveraging our intellectual property portfolio, expertise and market opportunities; our expectations regarding the transition into Software Defined Networks (SDN), Network Functions Virtualization (NFV) and virtualized networks; recent changes in management; material weaknesses in our internal controls; the risk that anticipated benefits and synergies of our 2012 acquisitions of Anue and BreakingPoint and our 2013 acquisition of Net Optics will not be realized; war, terrorism, political unrest, natural disasters, cybersecurity attacks and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
About Ixia
Ixia (Nasdaq: XXIA) provides application performance and security resilience solutions to validate, secure and optimize businesses’ physical and virtual networks. Enterprises, service providers, network equipment manufacturers and governments worldwide rely on Ixia’s solutions to deploy new technologies and achieve efficient, secure, ongoing operation of their networks. Ixia's powerful and versatile solutions, expert global support and professional services equip organizations to exceed customer expectations and achieve better business outcomes. Learn more at www.ixiacom.com.

Ixia and the Ixia logo are trademarks or registered trademarks of Ixia in the U.S. and other countries.
Investor Relations Contact:
The Blueshirt Group
Maria Riley, Investor Relations
Tel: 415-217-7722

IXIA
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$75,751	$46,394
Restricted cash	10,000	—
Marketable securities	49,467	79,760
Marketable securities, restricted	40,000	—
Accounts receivable, net of allowances of $862 and $1,011, as of September 30, 2015 and December 31, 2014, respectively	105,663	99,528
Inventories	32,522	44,826
Prepaid expenses and other current assets	53,515	47,077
Total current assets	366,918	317,585
Property and equipment, net	35,965	37,648
Intangible assets, net	113,451	145,108
Goodwill	338,873	338,873
Other assets	28,206	30,697
Total assets	$883,413	$869,911

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,183	$16,902
Accrued expenses and other	58,765	45,271
Deferred revenues	103,760	100,170
Convertible senior notes	135,000	200,000
Term loan	3,000	—
Total current liabilities	312,708	362,343
Deferred revenues	21,930	18,046
Other liabilities	8,769	8,431
Term loan	36,000	—
Total liabilities	379,407	388,820

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at September 30, 2015 and December 31, 2014; 80,084 and 78,575 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	195,959	187,397
Additional paid-in capital	220,990	206,913
Retained earnings	87,774	87,574
Accumulated other comprehensive loss	(717)	(793)
Total shareholders’ equity	504,006	481,091
Total liabilities and shareholders’ equity	$883,413	$869,911

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Products	$85,861	$78,697	$264,571	$236,255
Services	40,026	35,300	113,888	100,997
Total revenues	125,887	113,997	378,459	337,252
Costs and operating expenses: (1)
Cost of revenues – products (2)	23,872	24,205	72,108	73,207
Cost of revenues – services	3,607	4,008	12,487	12,128
Research and development	28,538	27,612	83,923	87,679
Sales and marketing	37,920	35,642	113,880	114,355
General and administrative	18,486	14,724	54,274	49,296
Amortization of intangible assets	10,378	10,904	32,190	35,986
Acquisition and other related costs	(37)	582	646	3,380
Restructuring	34	4,642	(527)	8,687
Total costs and operating expenses	122,798	122,319	368,981	384,718
Income (loss) from operations	3,089	(8,322)	9,478	(47,466)
Interest income and other, net	(313)	(99)	(592)	530
Interest expense	(2,270)	(1,943)	(6,852)	(5,829)
Income (loss) before income taxes	506	(10,364)	2,034	(52,765)
Income tax (benefit) expense	(3,502)	(3,035)	1,834	(10,887)
Net income (loss)	$4,008	$(7,329)	$200	$(41,878)
Earnings (loss) per share:
Basic	$0.05	$(0.09)	$0.00	$(0.54)
Diluted	$0.05	$(0.09)	$0.00	$(0.54)
Weighted average number of common and common equivalent shares outstanding:
Basic	79,895	77,920	79,336	77,380
Diluted	81,929	77,920	81,085	77,380

(1) Stock-based compensation included in:
Cost of revenues – products	$62	$81	$233	$217
Cost of revenues – services	24	31	89	82
Research and development	1,345	1,615	5,016	4,918
Sales and marketing	1,184	719	3,435	4,140
General and administrative	1,816	762	5,548	1,755

(2)
Cost of revenues – products excludes amortization of intangible assets related to purchased technologies of $6.4 million and $19.3 million for the three and nine months ended September 30, 2015, respectively, and $6.4 million and $22.5 million for the three and nine months ended September 30, 2014, respectively, which are included in Amortization of intangible assets.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2015	2014
GAAP net income (loss)	$4,008	$(7,329)
Adjustments:
Stock-based compensation (a)	4,431	3,208
Amortization of intangible assets (b)	10,378	10,904
Acquisition and other related costs (c)	(37)	582
Restructuring (d)	34	4,642
Investigations, shareholder litigation and related matters (e)	2,832	1,802
Income tax effect (f)	(9,387)	(6,888)
Non-GAAP net income	$12,259	$6,921

GAAP diluted income (loss) per share	$0.05	$(0.09)
Adjustments:
Stock-based compensation (a)	0.05	0.04
Amortization of intangible assets (b)	0.13	0.14
Acquisition and other related costs (c)	—	0.01
Restructuring (d)	—	0.06
Investigations, shareholder litigation and related matters (e)	0.03	0.02
Income tax effect (f)	(0.11)	(0.09)
Convertible senior notes (g)	0.00	—
Non-GAAP diluted earnings per share	$0.15	$0.09

Shares used in computing GAAP diluted earnings per common share	81,929	77,920
Effect of reconciling item (g)(h)	7,168	922
Shares used in computing non-GAAP diluted earnings per common share	89,097	78,842

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, (iii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action and (iv) an SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.

(g)
This reconciling item for the non-GAAP diluted earnings per share calculation for the three months ended September 30, 2015 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

(h)
This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
GAAP net income (loss)	$200	$(41,878)
Adjustments:
Stock-based compensation (a)	14,321	11,112
Amortization of intangible assets (b)	32,190	35,986
Acquisition and other related costs (c)	646	3,380
Restructuring (d)	(527)	8,687
Investigations, shareholder litigation and related matters (e)	7,114	11,889
Inventory adjustments (f)	—	1,393
Income tax effect (g)	(15,973)	(18,044)
Non-GAAP net income	$37,971	$12,525

GAAP diluted loss per share	$0.00	$(0.54)
Adjustments:
Stock-based compensation (a)	0.18	0.14
Amortization of intangible assets (b)	0.40	0.47
Acquisition and other related costs (c)	0.01	0.04
Restructuring (d)	(0.01)	0.11
Investigations, shareholder litigation and related matters (e)	0.09	0.15
Inventory adjustments (f)	—	0.02
Income tax effect (g)	(0.20)	(0.23)
Convertible senior notes (h)	(0.01)	—
Non-GAAP diluted earnings per share	$0.46	$0.16

Shares used in computing GAAP diluted earnings per common share	81,085	77,380
Effect of reconciling item (h)(i)	9,307	1,187
Shares used in computing non-GAAP diluted earnings per common share	90,392	78,567

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, (iii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action and (iv) an SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This reconciling item represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of our acquisition of Net Optics, Inc. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.

(h)
This reconciling item for the non-GAAP diluted earnings per share calculation for the nine months ended September 30, 2015 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

(i)
This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.